PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-31226

                       [LOGO: Broadband HOLDRS (SM) Trust]

                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

      This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

      The share amounts specified in the table in the "Highlights of Broadband HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                       Primary
                                                                       Trading
Name of Company(1)                       Ticker      Share Amounts     Market
----------------------------------       ------      -------------     ------
Agere Systems Inc.                        AGR         0.798493151       NYSE
Applied Micro Circuits Corporation        AMCC             2           NASDAQ
Broadcom Corporation                      BRCM             3           NASDAQ
Ciena Corporation (2)                     CIEN        0.285714286      NASDAQ
Comverse Technology, Inc.                 CMVT             2           NASDAQ
Conexant Systems, Inc.                    CNXT             2           NASDAQ
Corning, Inc.                             GLW              9            NYSE
JDS Uniphase Corporation(3)               JDSU           1.475         NASDAQ
Alcatel-Lucent (4)                        ALU           5.6608          NYSE
Motorola, Inc.                            MOT             18            NYSE
Mindspeed Technologies                    MSPD         0.666667        NASDAQ
Nortel Networks Corporation(5)             NT             2.8           NYSE
PMC-Sierra, Inc.                          PMCS             1           NASDAQ
Qualcomm Incorporated                     QCOM            16           NASDAQ
RF Micro Devices, Inc.                    RFMD             2           NASDAQ
Skyworks Solutions, Inc.                  SWKS           0.702         NASDAQ
Sycamore Networks, Inc.                   SCMR             3           NASDAQ
Tellabs, Inc.                             TLAB             4           NASDAQ
Tut Systems                               TUTS         0.0326432       NASDAQ


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(1)   As a result of the merger of Freescale Semiconductor CL B (NYSE ticker
"FSL.B"), an underlying constituent of the Broadband HOLDRS Trust, and Firestone Holdings LLC, effective December 7, 2006, Freescale Semiconductor CL B is no longer an underlying constituent of the Broadband HOLDRS Trust. For the 1.98747 shares of Freescale Semiconductor CL B per 100 shares round lot of Broadband HOLDRS, The Bank of New York received $79.4988 and distributed cash at a rate of $0.794988 per depository share of Broadband HOLDRS.

(2) Effective October 23, 2006, Ciena Corporation, an underlying constituent of the Broadband HOLDRS Trust, changed its NASDAQ ticker symbol to "CIEN" (from "CIEND").

(3) Effective October 18, 2006, the quantity of shares of JDS Uniphase Corp. represented by each 100 share round lot of Broadband HOLDRS decreased to 1.475 (from 11.8) due to a 1 for 8 reverse stock split. Effective November 14, 2006, JDS Uniphase Corp. changed its NASDAQ ticker symbol to "JDSU" (from "JDSUD").

(4) As a result of the merger of Lucent Technologies Inc. (NYSE ticker "LU"), an underlying constituent of the Broadband HOLDRS Trust, and Alcatel S.A. (NYSE ticker "ALA"), Alcatel S.A changed its name to Alcatel-Lucent (NYSE ticker "ALU") and replaced Lucent Technologies Inc. as an underlying security of the Broadband HOLDRS Trust. Effective December 1, 2006, creations of Broadband HOLDRS require 5.6608 shares of Alcatel-Lucent per 100 round lot of Broadband HOLDRS.

(5) Effective December 1, 2006, the quantity of shares of Nortel Networks Corp. New (NYSE ticker "NT"), an underlying constituent of the Broadband HOLDRS Trust, represented by each 100 share round lot of Broadband HOLDRS decreased to
2.8 (from 28) due to a 1 for 10 reverse stock split of Nortel Networks Corp.
New.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2006.